EXHIBIT 99.1

SolarMax Technology Reports Third Quarter 2025 Financial Results

RIVERSIDE, CA – November 17, 2025 (GLOBE NEWSWIRE) – SolarMax Technology, Inc. (Nasdaq SMXT) (“SolarMax” or the “Company”), an integrated solar energy company, reported financial results for the quarter ended September 30, 2025.

Third Quarter 2025 Financial Highlights

•	Revenue: $30.6 million, up 383% from $6.3 million in the third quarter of 2024.
•	Gross profit: $956,000, down 24% from $1.3 million in the third quarter of 2024 due to timing of recognizing revenue versus gross profit on a large industrial project.
•	Total operating expense: $3.1 million, an $8.2 million reduction from $11.3 million in the third quarter of 2024.
•	Net loss: $2.3 million, or $0.04 per share, a $7.3 million improvement from a net loss of $9.6 million, or $0.21 per share in the third quarter of 2024.

David Hsu, CEO of SolarMax, stated, “Our third-quarter performance highlighted by the recognition of our first revenues from the Texas battery storage project announced in July. While the $24.1 million we recognized in the third quarter did not generate significant gross profit due to the accounting treatment for this engineering, procurement and construction (“EPC”) industrial project, it represents a meaningful milestone in the execution of our marketing effort to industrial projects. We expect gross profit to begin catching up with revenue as project milestones are completed.”

Hsu continued, “The combination of disciplined cost management, diversification across end markets, and the ramp of industrial projects is strengthening the foundation of our business. With the Texas project underway, we believe we are well positioned to lay the groundwork for sustained growth and long-term shareholder value.”

About SolarMax Technology Inc.

SolarMax, based in California and founded in 2008, is a leader within the solar and renewable energy sector focused on making sustainable energy both accessible and affordable. SolarMax has established a strong presence in southern California and, commencing in the third quarter of 2025,  expanded its United States operations to include services for industrial EPC projects . SolarMax is looking to generate growth with strategic initiatives that aim to scale commercial solar development services and provide EPC services for industrial projects and LED lighting solutions in the US while expanding its residential solar operations. For more information, visit www.solarmaxtech.com.

Any information contained on, or that can be accessed through, our website or any other website or any social media is not a part of this press release.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the Company's strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company's actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements are subject to risk and uncertainties, including, but not limited to, the Company’s ability to price its services on the contract described in the press release at rates that will enable SolarMax to generate a profit from the agreement, including the effect of inflation and tariffs on SolarMax’ cost, which may impact its ability to generate a profit from the commercial EPC contract, the effect on our residential business with the termination of the federal residential solar tax credit on December 31, 2025, the Company’s ability to develop its commercial solar business and to be accepted as a provider of commercial solar systems in the United States, and its ability to recommence its operations in China where is has not generated any revenue since 2021, and to respond to any changes in governmental policies relating to renewable energy and those factors described in “Cautionary Note on Forward-Looking Statements” “Item 1A. Risk Factors,” and “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 31, 2025 and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2025, which was filed on November 14, 2025.  SolarMax undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

Contact:

For more information, contact:

Stephen Brown, CFO

(951) 300-0711

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